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                                                                    EXHIBIT 10.6

                               SECURITY AGREEMENT



                  This SECURITY AGREEMENT (this "Agreement"), is entered into as of October 22, 1999, by and among QUEEN SAND RESOURCES, INC., a Delaware corporation ("QSRD"), QUEEN SAND RESOURCES, INC., a Nevada corporation ("Borrower"), QUEEN SAND OPERATING CO., a Nevada corporation formerly known as Northland Operating Co. ("QS OpCo"), CORRIDA RESOURCES, INC. ("Corrida"; and together with QSRD, Borrower, QS OpCo, and any Person that becomes an Additional Debtor hereunder, each a "Debtor" and individually and collectively, jointly and severally, "Debtors"), on the one hand, and, on the other hand, ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lender Group (in such capacity, together with its successors, if any, in such capacity, "Collateral Agent"), with reference to the following:

                  WHEREAS, each of QSRD and Borrower is a party to that certain Amended and Restated Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), among QSRD, Borrower, the financial institutions identified therein as the "Lenders," Foothill Capital Corporation, a California corporation, as administrative agent thereunder (in such capacity, together with its successors, if any, in such capacity, "Administrative Agent"), and Collateral Agent, pursuant to which the Lender Group has agreed to make certain financial accommodations to Borrower;

                  WHEREAS, each Debtor other than Borrower has executed and delivered to Collateral Agent for the benefit of the Lender Group a guaranty of the obligations therein described; and

                  WHEREAS, to induce the Lender Group to make the financial accommodations provided to Debtors pursuant to the Credit Agreement, each Debtor desires to pledge, grant, transfer, and assign to Collateral Agent a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

                  NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Collateral Agent and Debtors agree as follows:

                  1. DEFINITIONS AND CONSTRUCTION.

                        1.1. DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. As used in this Agreement, the following terms shall have the following definitions:

                  "Accounts" all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to one or more of the Debtors arising out of the sale, license, or lease of goods, Hydrocarbons, Hydrocarbon Interests, Oil and Gas Properties, or


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General Intangibles or the rendition of services by the Debtors, irrespective of whether earned by performance, any and all such rights or obligations evidenced by chattel paper, instruments or documents, and any and all credit insurance, guaranties, or security therefor.

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                  "Administrative Agent" has the meaning ascribed thereto in the preamble to this Agreement.

                  "Agreement" means this Security Agreement and any joinders, extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                  "Code" means the New York Uniform Commercial Code.

                  "Collateral" means all of the Debtors' right, title, and interest in and to each of the following: the Accounts; Debtors' Books; the Equipment; the General Intangibles; the Inventory; the Investment Property; the Negotiable Collateral; any money, or other assets of any Debtor which now or hereafter come into the possession, custody, or control of Collateral Agent or any other member of the Lender Group; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Debtors' Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of, or a letter in lieu of transfer order to, any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Oil and Gas Properties, Equipment, or Inventory, in each case, in form and substance satisfactory to Collateral Agent.

                  "Collateral Agent" has the meaning ascribed thereto in the preamble to this Agreement.

                  "Credit Agreement" has the meaning ascribed thereto in the preamble to this Agreement.

                  "Debtor" means, individually and collectively, and jointly and severally, QSRD, Borrower, QS OpCo, Corrida, and any other Person that now or in the future that becomes an Additional Debtor hereunder.


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                  "Debtors' Books" means all of Debtors' books and records,
including: ledgers; records indicating, summarizing, or evidencing Debtors' properties or assets (including the Collateral) or liabilities; all information relating to Debtors' business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information in respect of such books and records.

                  "Equipment" means all of Debtors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, drill site equipment (including separators, dehydrators, meters), compressors, gathering lines, pipelines, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of any Debtor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                  "Event of Default" has the meaning ascribed to it in
Section 6.

                  "FEIN" means Federal Employer Identification Number.

                  "General Intangibles" means all of Debtors' present and future general intangibles and other personal property (including contract rights, unitization, communication, and pooling declarations, orders, and agreements, oil sales contracts, casinghead gas sale contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, farm-out contracts, farm-in contracts, operating agreements, areas of mutual interest contracts, and all other contracts, agreements, and instruments), rights arising under common law, statutes, or regulations, choses or things in action, Hydrocarbons, Hydrocarbon Interests, Oil and Gas Properties, goodwill, patents, trade names, trademarks, servicemarks, copyrights, source code, mask works, internet-related general intangibles (including domain names, web sites, and all contents contained therein and located thereat), blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any agreements (whether royalty agreements, licensing agreements, or any other agreements), infringements claims, computer programs, information contained in or on computer discs or computer tapes or other information storage media, all reservoir, reserve, seismic, geologic or geophysical information and data, all partnerships, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                  "Guarantied Obligations" shall mean, with respect to each Debtor other than Borrower, the "Obligations" (as such term is defined in each of the Second Amended and Restated Guaranty Agreements executed and delivered by such Debtor to the Lender Group or the Collateral Agent for the benefit thereof).

                  "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.


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                  "Hydrocarbons" shall mean oil, gas, casinghead gas, drip
gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

                  "Inventory" means all present and future inventory in which any Debtor has any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of the Debtors' present and future raw materials, work in process, piece goods, trim and finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and all such other property the sale, license, lease, or other disposition of which would give rise to an Account or cash (including intellectual property the license of which would give rise to an Account or cash).

                  "Investment Property" means "investment property" as that term is defined in Section 9-115 of the Code.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Lender Group" means, individually and collectively, each of the Lenders, Administrative Agent, and Collateral Agent.

                  "Negotiable Collateral" means all of Debtors' present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein any Debtor is the lessor), chattel paper, and Debtors' Books relating to any of the foregoing.

                  "Obligations" shall have the meaning ascribed to the term "Indebtedness" in the Credit Agreement.

                  "Oil and Gas Properties" shall mean: Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed, or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any such Hydrocarbon Interests or Property (excluding drilling rigs, automotive


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equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

                  "Permitted Protest" means the right of Debtors to protest any Lien other than any such Lien that secures the Secured Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Debtors in an amount that is reasonably satisfactory to Collateral Agent, (b) any such protest is instituted and diligently prosecuted by Debtors in good faith, and (c) Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Collateral Agent in and to the Collateral for the benefit of the Lender Group.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Secured Obligations" means the Obligations and the Guarantied Obligations.

                        1.2. CODE. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                        1.3. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Credit Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Credit Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtors and supplemental rights and remedies in favor of Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Credit Agreement.

                        1.4. SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.


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                  2. CREATION OF SECURITY INTEREST.

                        2.1. GRANT OF SECURITY INTEREST.

                           (a) Each Debtor, in order to secure the prompt
payment of all of such Debtor's Secured Obligations and the prompt performance of all covenants and duties of such Debtor under the Loan Documents, hereby grants to Collateral Agent, for the benefit of the Lender Group, continuing security interests in all currently existing and hereafter acquired or arising Collateral.

                           (b) Collateral Agent's security interests in the
Collateral for the benefit of the Lender Group shall attach to all Collateral without further act on the part of the Lender Group or Debtors.

                           (c) Except as expressly set forth in this Agreement
or any other Loan Document, no Debtor has any authority, express or implied, to dispose of any item or portion of the Collateral.

                        2.2. NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Debtors shall, immediately upon the request of Collateral Agent, endorse and assign such Negotiable Collateral to Collateral Agent and deliver physical possession of such Negotiable Collateral to Collateral Agent.

                        2.3. COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent or Collateral Agent's designee may: (a) notify customers or Account Debtors of Debtors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein for the benefit of the Lender Group ; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge, or cause Administrative Agent to charge for the benefit of Collateral Agent, the collection costs and expenses incurred by Collateral Agent in connection with any such collection of the Accounts to Debtors' Loan Account. Debtors agree that they will hold in trust for Collateral Agent, as Collateral Agent's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that any Debtor receives and immediately will deliver or deposit said cash receipts, checks, and other items of payment as and in the manner required pursuant to the Credit Agreement.

                        2.4. DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Debtors shall execute, and deliver to Collateral Agent, prior to or concurrently with Debtors' execution and delivery of this Agreement and at any time thereafter at the request of Collateral Agent, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Collateral Agent may reasonably request, in form satisfactory to Collateral Agent, to perfect and continue perfected Collateral Agent's security interests in the Collateral for the benefit of the Lender Group and in order to fully consummate all of the transactions contemplated under the Loan Documents.


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                        2.5. POWER OF ATTORNEY. Each Debtor hereby irrevocably
makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent's officers, employees, or agents (including Administrative Agent) designated by Collateral Agent) as Debtor's true and lawful attorney, with power to: (a) if any Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Debtor on any of the documents described in Section 2.4 to perfect and continue perfection of the security interests in the Collateral; (b) at any time that an Event of Default has occurred and is continuing, (i) sign Debtor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (ii) send requests for verification of Accounts; (iii) endorse Debtor's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Collateral Agent's or any other member of the Lender Group's possession; (iv) notify the post office authorities to change the address for delivery of Debtor's mail to an address designated by Collateral Agent, to receive and open all mail addressed to Debtor, and to retain all mail relating to the Collateral and forward all other mail to Debtor; (v) make, settle, and adjust all claims under Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and
(vi) settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Collateral Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases which Collateral Agent determines to be necessary. The appointment of Collateral Agent as each Debtor's attorney, and each and every one of Collateral Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully and finally performed and paid in cash and the obligations of the Lender Group to extend credit under the Credit Agreement have been irrevocably terminated.

                        2.6. RIGHT TO INSPECT. Collateral Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Debtors' Books and to check, test, and appraise the Collateral in order to verify Debtors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

                  3. REPRESENTATIONS AND WARRANTIES.

                  Each of the Debtors represents and warrants as follows:

                        3.1. NO PRIOR ENCUMBRANCES. Each Debtor has good and marketable title to the Collateral, free and clear of all Liens except Liens expressly permitted in writing by the Lender Group (including Section 9.02 of the Credit Agreement).

                        3.2. FEIN. Each Debtor's FEIN is set forth on Schedule
3.2 attached hereto.

                        3.3. [INTENTIONALLY OMITTED].

                        3.4. LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment (other than such Inventory and Equipment related to or associated with the Oil and Gas Properties) are not stored with a bailee, warehouseman, or similar party (without Collateral


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Agent's prior written consent) and are located only at the locations identified on Schedule 3.4 attached hereto or otherwise permitted by Section 4.3.

                        3.5. INVENTORY RECORDS. Each Debtor now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and each Debtor's cost therefor.

                        3.6. RELIANCE BY COLLATERAL AGENT; CUMULATIVE. The warranties, representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Collateral Agent and the Lender Group, and shall be cumulative and in addition to any and all other warranties, representations, and agreements which Debtors shall now or hereinafter give, or cause to be given, to Collateral Agent or the Lender Group.

                  4. AFFIRMATIVE COVENANTS.

                  Each of the Debtors covenants and agrees that, until payment in full in cash of the Secured Obligations, and unless Collateral Agent shall otherwise consent in writing, each of the Debtors shall do all of the following:

                        4.1. [INTENTIONALLY OMITTED]

                        4.2. [INTENTIONALLY OMITTED]

                        4.3. LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment (other than such Inventory and Equipment related to or associated with the Oil and Gas Properties) only at the locations identified on
Schedule 3.4 attached hereto; provided, however, that Borrower on behalf of the Debtors may amend such schedule so long as such amendment occurs by written notice to Collateral Agent not less than 30 days prior to the date on which the Inventory or Equipment (other than such Inventory and Equipment related to or associated with the Oil and Gas Properties) are moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Debtors provide any Security Instruments, financing statements or fixture filings necessary to perfect and continue perfected Collateral Agent's security interests in such assets and also provide to Collateral Agent a Collateral Access Agreement.

                        4.4. TITLE TO EQUIPMENT. Upon Collateral Agent's reasonable request, deliver to Collateral Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                        4.5. MAINTENANCE OF EQUIPMENT. Keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. No Debtor shall permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

                        4.6. TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Debtor or any of its


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property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Debtor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will execute and deliver to Collateral Agent, on demand, appropriate certificates attesting to the payment or deposit thereof. Each Debtor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Collateral Agent with proof satisfactory to Collateral Agent indicating that each Debtor has made such payments or deposits, other than assessments or taxes that are the subject of a Permitted Protest. Each Debtor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) such Debtor conducts business or is required to pay any such excise tax, (b) where such Debtor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Debtor, or
(c) where such Debtor's failure to pay any such applicable excise tax would have a Material Adverse Effect.

                        4.7. LENDER GROUP EXPENSES. Debtors shall immediately and without demand reimburse Collateral Agent for all sums expended by Collateral Agent which constitute Lender Group Expenses and Debtors hereby authorize and approve all advances and payments by Collateral Agent for items constituting Lender Group Expenses.

                        4.8. INSURANCE. (a) The Debtors shall maintain such insurance as is required by the Credit Agreement.

                           (b) All such policies of insurance shall be in such
form, with such companies, and in such amounts as may be reasonably satisfactory to Collateral Agent. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Collateral Agent, showing Collateral Agent as a loss payee thereof as its interest may appear, shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior written notice to Collateral Agent before canceling its policy for any reason. Debtors shall deliver to Collateral Agent, promptly upon Collateral Agent's request therefor, certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Collateral Agent for the benefit of the Lender Group and shall be paid or deposited into a Collection Account or Concentration Account for application to the Secured Obligations or disbursed to the applicable Debtor, in each case, in accordance with the terms and provisions of the Credit Agreement.

                  5. NEGATIVE COVENANTS.

                  Each of the Debtors covenants and agrees that until payment in full of the Secured Obligations, it will not do any of the following without the prior written consent of the Lender Group:

                        5.1. CHANGE NAME. Change any Debtor's name, FEIN, business structure, or identity, or add any new fictitious name.


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                        5.2. CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE.
Without thirty (30) days prior written notification to Collateral Agent, relocate its chief executive office to a new location, unless, at the time of such written notification, Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected Collateral Agent's security interests and also provides to Collateral Agent a Collateral Access Agreement. None of the Inventory and Equipment (other than such Inventory and Equipment related to or associated with the Oil and Gas Properties) shall be stored, at any time now or hereafter, with a bailee, warehouseman, or similar party without a Collateral Access Agreement in respect thereof in full force and effect in favor of Collateral Agent or without Collateral Agent's prior written consent.

                  6. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                        6.1. The occurrence of an Event of Default (as defined in the Credit Agreement).

                        6.2. If a notice of lien, levy, or assessment is filed of record with respect to any of Debtor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any Debtor's properties or assets and the same is not paid on the payment date thereof.

                        6.3. If any Debtor makes any payment on account of indebtedness that has been contractually subordinated in right of payment to the payment of the Secured Obligations, except to the extent such payment is permitted by the terms of the Credit Agreement.

                  7. COLLATERAL AGENT'S RIGHTS AND REMEDIES.

                        7.1. RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Majority Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Collateral Agent to do any one or more of the following on behalf of the Lender Group (and Collateral Agent, acting upon the instructions of the Majority Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Debtors:

                           (a) Proceed directly and at once, without notice,
against the any Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against any other Debtor, or against any security or collateral for the Secured Obligations.

                           (b) Without notice to Debtors (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Secured Obligations


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

any and all (i) balances and deposits of any Debtor held by the Lender Group (including any amounts received in any lockbox or other cash dominion accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Debtor held by the Lender Group;

                           (c) Hold or cause to be held, as cash collateral, any
and all balances and deposits of any Debtor held by the Lender Group, and any amounts received in any lockbox or other cash dominion accounts, to secure the full and final repayment in cash of all of the Secured Obligations;

                           (d) May exercise in respect of the Collateral, in
addition to other rights and remedies provided for herein and in the Credit Agreement and the other Loan Documents or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity.

                           (e) Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Collateral Agent considers reasonable, and in such cases, Collateral Agent shall credit, or shall cause Administrative Agent to credit, Debtors' loan account with only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                           (f) Cause Debtors to hold all returned Inventory in
trust for Collateral Agent, segregate all returned Inventory from all other property of Debtors or in Debtors' possession and conspicuously label said returned Inventory as the property of Collateral Agent;

                           (g) Without notice or demand, make such payments and
do such acts as Collateral Agent considers necessary or reasonable to protect its security interest in the Collateral. Debtors agree to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent as Collateral Agent may designate. Debtors authorize Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Collateral Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any Debtor's owned premises, each of the Debtors hereby grants Collateral Agent a license to enter such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent's rights or remedies provided herein, at law, in equity, or otherwise;

                           (h) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent is hereby granted a license or other right to use, without charge, each Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and each Debtor's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                           (i) Sell all or any part of the Collateral at either
a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Debtor's premises) as Collateral Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Collateral Agent on behalf of the Lender Group shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Debtor, which right or equity is hereby waived or released to the extent permitted by law;

                           (j) Collateral Agent shall give notice of any
disposition of the Collateral as follows:

                                        (i) Collateral Agent shall give Borrower
                    (for the benefit of Debtors) and each holder of a security interest in the Collateral who has filed with Collateral Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                        (ii) The notice shall be personally
                    delivered or mailed, postage prepaid, to Borrower (for the benefit of Debtors) as provided in Section 12.02 of the Credit Agreement, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Debtors claiming an interest in the Collateral shall be sent to such addresses as they have furnished in writing to Collateral Agent;

                                        (iii) If the sale is to be a public
                    sale, Collateral Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (k) By an instrument in writing, appoint a receiver
(which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

                           (l) [intentionally omitted]

                           (m) Notify customers or Account Debtors of Debtors
that the Accounts of Debtors, General Intangibles, or Negotiable Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein;

                           (n) Collect the Accounts of Debtors, General
Intangibles, and Negotiable Collateral directly, and charge the collection costs and expenses as Lender Group Expenses; but, unless and until the Lender Group does so or gives Debtors other written instructions, each Debtor shall collect all Accounts of such Debtor, General Intangibles, and Negotiable Collateral for the Lender Group, receive in trust all payments thereon as the Lender Group's trustee, and immediately deliver said payments to Administrative Agent for the benefit of the Lender Group in their original form as received from such Account Debtor;

                           (o) Any deficiency which exists after disposition of
the Collateral as provided above will be paid immediately by Debtors up to the maximum amount, if any, of Debtors' liability under the Credit Agreement or any other Loan Document. Any excess will be returned to Debtors, without interest and subject to the rights of third parties, by Collateral Agent as provided in the Loan Documents.

Except as required by law or to the extent (if any) required by the Credit Agreement, Collateral Agent may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Debtors or any other person.

                        7.2. REMEDIES CUMULATIVE. The rights and remedies of Collateral Agent and the Lender Group under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and the Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Collateral Agent or the Lender Group of one right or remedy shall be deemed an election, and no waiver by Collateral Agent or the Lender Group of any Event of Default on Debtors' part shall be deemed a continuing waiver. No delay by Collateral Agent or the Lender Group shall constitute a waiver, election, or acquiescence by it.

                  8. TAXES AND EXPENSES REGARDING THE COLLATERAL.

                  If any Debtor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Collateral Agent determines that such failure by such Debtor could have a Material Adverse Effect on the Lender Group's interests in the Collateral, in Collateral Agent's discretion and without prior notice to Debtors, Collateral Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up, or cause Administrative Agent to set up, such reserves in Debtors' loan account as Collateral Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies insuring Debtors' ownership and use of the Collateral, and take any action with respect to such policies as Collateral Agent deems prudent. Any amounts paid or deposited by Collateral Agent shall constitute Lender Group Expenses, shall immediately become additional Secured Obligations, shall bear interest at the applicable rate described in the Credit Agreement, and shall be secured by the Collateral. Any payments made by Collateral Agent shall not constitute an agreement by Collateral Agent to make similar payments in the future or a waiver by Collateral Agent of any Event of Default under this Agreement. Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Collateral Agent shall use its reasonable efforts to provide notice to Debtors of any action taken by it under this Section 8.

                  9. WAIVERS; INDEMNIFICATION.

                        9.1. DEMAND; PROTEST; ETC. To the extent permitted by law and except as otherwise provided in this Agreement or the Credit Agreement, Debtors waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent on which any Debtor may in any way be liable.

                        9.2. COLLATERAL AGENT'S LIABILITY FOR COLLATERAL. So long as Collateral Agent complies with its obligations, if any, under Section 9-207 of the Code, Collateral Agent shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Debtors except losses, damages, or destruction of the Collateral proximately caused by Collateral Agent's gross negligence, intentional misconduct, or failure to comply with its obligations under 9-207 of the Code.

                        9.3. [Intentionally Omitted].

                  10. NOTICES.

                  All notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement and all notices and other communications hereunder to Debtors shall be in writing and shall be mailed, sent or delivered to Borrower for the benefit of Debtors in accordance with the Credit Agreement.

                  11. GOVERNING LAW.

                  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  12. CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE.

                  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH DEBTOR HEREBY IRREVOCABLY ACCEPT IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS

AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO DEBTORS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH DEBTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER GROUP TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY DEBTOR IN ANY OTHER JURISDICTION. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY DEBTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH DEBTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS SECURED OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  13. WAIVER OF JURY TRIAL, ETC.

                  EACH DEBTOR AND THE LENDER GROUP HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH DEBTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF COLLATERAL AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT COLLATERAL AGENT ON BEHALF OF THE LENDER GROUP WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH DEBTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR COLLATERAL AGENT'S ENTERING INTO THIS AGREEMENT ON BEHALF OF THE LENDER GROUP.

                  14. DESTRUCTION OF DEBTOR'S DOCUMENTS.

                  All written information, schedules, agings, reports or similar papers delivered to Collateral Agent may be destroyed or otherwise disposed of by Collateral Agent four (4) months after they are delivered to or received by Collateral Agent, unless Debtors request, in writing, the return of said documents, schedules or other papers and makes arrangements, at Debtors' expense, for their return.

                  15. GENERAL PROVISIONS.

                        15.1. EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by each Debtor and accepted and executed by Collateral Agent.

                        15.2. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtors may not assign this Agreement or any rights or duties hereunder without prior written consent of the Lender Group and any prohibited assignment shall be absolutely void. No consent to an assignment by the Lender Group shall release Debtors from their Secured Obligations. On behalf of the Lender Group, Collateral Agent may assign this Agreement and its rights and duties hereunder and no consent or approval by Debtors is required in connection with any such assignment.

                        15.3. SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                        15.4. INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent, the Lender Group, or Debtors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                        15.5. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                        15.6. AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Collateral Agent and each Debtor.

                        15.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                        15.8. ADDITIONAL DEBTORS. The initial Debtors hereunder shall be such of the Obligors as are signatories hereto as of the date hereof. From time to time subsequent to the date hereof, additional Obligors, as required by the Credit Agreement or the other Loan

Documents, may become parties hereto, as additional Debtors (each, an "Additional Debtor"), by executing and delivering a counterpart of, or joinder to, this Agreement. Upon delivery of any such counterpart or joinder to Collateral Agent, notice of which is hereby waived by any other Debtor, each such Additional Debtor shall be a Debtor and shall be as fully a party hereto as if such Additional Debtor were an original signatory hereof. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of the Lender Group not to cause any Obligor to become an Additional Debtor hereunder. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

                        15.9. REVIVAL AND REINSTATEMENT OF SECURED OBLIGATIONS. If the incurrence or payment of the Secured Obligations by Debtors or the transfer by any Debtor to Collateral Agent or the Lender Group of any property of any Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Collateral Agent or the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Collateral Agent or the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Collateral Agent or the Lender Group related thereto, the liability of Debtors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                          QUEEN SAND RESOURCES, INC., a Delaware corporation


                          By:
                             ---------------------------------------------------
                                 Name:  Robert P. Lindsay
                                 Title: Chief Operating Officer

                          QUEEN SAND RESOURCES, INC., a Nevada corporation


                          By:
                             ---------------------------------------------------
                                 Name:  Ronald I. Benn
                                 Title: Vice President

                          QUEEN SAND OPERATING CO., a Nevada corporation


                          By:
                             ---------------------------------------------------
                                 Name:  Ronald I. Benn
                                 Title: Vice President

                          CORRIDA RESOURCES, INC., a Nevada corporation


                          By:
                             ---------------------------------------------------
                                 Name:  Ronald I. Benn
                                 Title: Vice President



                          ABLECO FINANCE LLC, a Delaware limited liability company, as Collateral Agent



                          By:
                             ---------------------------------------------------
                          Name:  Kevin P. Genda
                          Title: Senior Vice President/Chief Credit Officer

                                  SCHEDULE 3.2



                 [to be prepared by Debtors and attached hereto]

                                  SCHEDULE 3.4



                 [to be prepared by Debtors and attached hereto]